UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

From time to time, senior management of Pioneer Drilling Company (the “Company”) meets with groups of investors and business analysts. The slides attached to this report have been prepared in connection with management’s participation in such meetings and participation in the Global Hunter Securities’ Energy Conference (GHS100) on June 26, 2012. The slides provide an update on the Company’s operations and certain recent developments and are included in Exhibit 99.1 to this report and are incorporated herein by reference. The slides are available on the Company’s website at www.pioneerdrlg.com.

On June 25, 2012, Company issued a press discussing its financial outlook for the second quarter of 2012. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference. The information contained in this Item 7.01 (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Safe Harbor Statement

Statements contained in Exhibit 99.1 to this report that state the Company’s or its management’s expectations and assumptions about future events are forward-looking statements intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results could differ materially from those projected or assumed in such forward-looking statements. Factors that could affect those results include, among others, those mentioned in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 and the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2012 which have been filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Slides for Company presentations to be used from time to time.

	99.2	Press release dated June 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By	/s/ Carlos R. Peña
Carlos R. Peña
Senior Vice President, General Counsel and Secretary
(Duly Authorized Officer)

Date: June 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slides for Company presentations to be used from time to time.

99.2	Press release issued June 25, 2012.